MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

August 14, 2009

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washingotn, DC 20549

Dear Sir/Madam:

We were previously the principal auditors for Cytta Corp. and we reported on the financial statements of Cytta Corp. for the period from inception, January 26, 2007 to March 31, 2009.  We have read Cytta Corp.'s statements under Item 4 of its Form 8-K, dated August 11, 2009, and we agree with such statements.

For the most recent fiscal period through to August 11, 2009, there have been no disagreements between Cytta Corp. and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Very Truly Yours,

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

August 14, 2009

6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501